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						March 19, 1998



Pancho's Mexican Buffet, Inc.

3500 Noble Avenue
Fort Worth, Texas 76111


Re:	Registration Statement on Form S-8 under the Securities Act
of 1933, as amended, of 100,000 shares of Common Stock, $.10 par value



Gentlemen:

You have requested our opinion in connection with the Registration Statement on Form S-8, to be filed on March 19, 1998, by Pancho's Mexican Buffet, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 100,000 shares of Common Stock, $.10 par value, to be offered by the Company to certain non-employee directors of the Company and its subsidiaries pursuant to the 1998 Restricted Stock Plan for Non-Employee Directors of Pancho's Mexican Buffet, Inc. (the "Plan").

As counsel for the Company, we are familiar with the proceedings relating to the authorization of the aforementioned 100,000 shares of Common Stock, $.10 par value, which may be issued in connection with the Plan, and in addition have examined such other records of the Company, certificates of governmental and public officials, and other instruments and certificates of officers of the Company, and have made such investigations of law as we have deemed appropriate as the basis of the opinion hereinafter expressed.

Based upon the foregoing, it is our opinion that:

(1)	The Company is a corporation duly organized and validly
existing in good standing under the laws of the State of Delaware.

(2)	The authorized capital stock of the Company consists of
20,000,000 shares of Common Stock, $.10 par value, and 500,000 shares of Preferred Stock, $10 par value.


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(3)	With respect to the 100,000 shares Of Common Stock, $.10 par value, which may be offered to certain non-employee directors of the Company and its subsidiaries pursuant to the Plan, all of such shares of Common Stock have been duly and validly authorized for issuance and when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and non-assessable and no personal liability will attach to the holders thereof under the laws of the State of Delaware, the state of incorporation of the Company.

We hereby consent to the filing of this opinion as an exhibit to registration Statement on Form S-8.



						Yours very truly,

						/s/ Decker, Jones, McMackin,
					     McClane, Hall & Bates
    						For the Firm
      DECKER, JONES, McMACKIN,
           McCLANE, HALL & BATES


JBM/gdg

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